UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2013

The WhiteWave Foods Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2711 North Haskell Avenue, Suite 3400, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 303-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The WhiteWave Foods Company (“WhiteWave”) held its 2013 annual meeting of stockholders on April 17, 2013, and the following number of votes was cast for each matter indicated. The following voting results are final.

1.	The stockholders elected two directors, with each director elected to serve a three-year term ending at WhiteWave’s 2016 annual meeting of stockholders. The votes regarding this proposal were as follows:

				Broker
Director Nominee	For	Against	Abstain	Non-Votes

Michelle P. Goolsby	1,512,779,136	5,622,268	18,527	1,809,246

Stephen L. Green	1,518,355,372	46,164	18,395	1,809,246

2.	The stockholders approved The WhiteWave Foods Company 2012 Stock Incentive Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes

1,510,419,297	7,925,638	74,996	1,809,246

3.	The stockholders approved, on an advisory basis, WhiteWave’s executive compensation. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes

1,517,280,902	1,061,540	77,489	1,809,246

4.	The stockholders recommended, on an advisory basis, that WhiteWave conduct future advisory votes on its executive compensation every three years. The votes regarding this proposal were as follows:

1 Year	2 Year	3 Year	Abstain	Broker Non-Votes

15,861,229	44,368	1,502,431,044	83,290	1,809,246

In accordance with the recommendation of the stockholders, the WhiteWave Board of Directors has decided to include an advisory stockholder vote on executive compensation in our proxy materials every three years until the next required advisory vote on the frequency of an executive compensation vote, which will occur no later than our 2019 annual meeting of stockholders.

5.	The stockholders ratified the appointment of Deloitte & Touche LLP as WhiteWave’s independent auditor for fiscal 2013. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes

1,520,187,162	22,311	19,704	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The WhiteWave Foods Company

April 19, 2013	By:	Roger E. Theodoredis

Name: Roger E. Theodoredis
Title: Executive Vice President, General Counsel and Secretary